                                                                    EXHIBIT 99.2

                         CHART BANK, A COOPERATIVE BANK

                       CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended December 31, 2004 and 2003

                               TABLE OF CONTENTS

                                                                             PAGE
Independent Auditors' Report                                                   1

Consolidated Balance Sheets                                                    2

Consolidated Statements of Income                                              3

Consolidated Statements of Changes in Stockholders' Equity                     4

Consolidated Statements of Cash Flows                                         5-6

Notes to Consolidated Financial Statements                                   7-27

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Chart Bank, A Cooperative Bank
Waltham, Massachusetts

We have audited the accompanying consolidated balance sheets of Chart Bank, A Cooperative Bank and subsidiaries, as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chart Bank, A Cooperative Bank and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ WOLF & COMPANY, P.C.

Boston, Massachusetts
February 18, 2005

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2004 AND 2003


                                     ASSETS
                                                                                    2004         2003
                                                                                  ---------    ---------
                                                                                      (In Thousands)
Cash and due from banks                                                           $  36,002    $  32,882
Short-term investments                                                                3,356        1,992
                                                                                  ---------    ---------
          Total cash and cash equivalents                                            39,358       34,874
                                                                                  ---------    ---------

Securities available for sale, at fair value                                          3,510        5,404
Securities held to maturity, at amortized cost                                       32,607       23,965

Loans                                                                               178,294      141,547
Allowance for loan losses                                                            (1,783)      (1,657)
                                                                                  ---------    ---------
    Loans, net                                                                      176,511      139,890
                                                                                  ---------    ---------

Banking premises and equipment, net                                                   2,123        2,400
Federal Home Loan Bank stock, at cost                                                 1,680        1,060
Co-operative Central Bank deposit                                                       536          536
Accrued interest receivable                                                             878          816
Deferred income taxes                                                                   354          352
Other assets                                                                            914          557
                                                                                  ---------    ---------

                                                                                  $ 258,471    $ 209,854
                                                                                  =========    =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                          $ 208,683    $ 175,801
Federal Home Loan Bank advances:
    Short-term                                                                       26,000        5,202
    Long-term                                                                         5,000       10,728
Mortgagors' escrow accounts                                                             390          307
Other liabilities                                                                       633          417
                                                                                  ---------    ---------
               Total liabilities                                                    240,706      192,455
                                                                                  ---------    ---------
Commitments and contingencies (Notes 11 and 13)

Stockholders' equity:
    Preferred stock; $1 par value, 3,000,000 shares
        authorized; none issued                                                           -            -
    Common stock - Series B; $1 par value;
        3,000,000 shares authorized; none issued                                          -            -
    Common stock - Series A; $1 par value; 3,000,000 shares
        authorized; 1,420,000 shares issued and outstanding                           1,420        1,420
    Additional paid-in capital                                                       11,575       11,575
    Retained earnings                                                                 4,724        4,337
    Accumulated other comprehensive income                                               46           67
                                                                                  ---------    ---------
              Total stockholders' equity                                             17,765       17,399
                                                                                  ---------    ---------

                                                                                  $ 258,471    $ 209,854
                                                                                  =========    =========

See accompanying notes to consolidated financial statements.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                   2004     2003
                                                                 -------   -------
                                                                  (In Thousands)
Interest and dividend income:
    Interest and fees on loans                                   $ 9,924   $ 8,971
    Interest and dividends on securities:
        Taxable interest on securities                               899       990
        Dividends on securities                                       83        31
    Other interest income                                             78        99
                                                                 -------   -------
               Total interest and dividend income                 10,984    10,091
                                                                 -------   -------
Interest expense:
    Interest on deposits                                           3,223     3,014
    Interest on borrowed funds:
        Short-term                                                   334       148
        Long-term                                                    215       290
                                                                 -------   -------
               Total interest expense                              3,772     3,452
                                                                 -------   -------

Net interest income                                                7,212     6,639

Provision for loan losses                                            120       120
                                                                 -------   -------
Net interest income, after provision for loan losses               7,092     6,519
                                                                 -------   -------
Other income:
    ATM service contract fees                                      1,883     1,755
    Customer service fees                                            596       713
    Loan brokerage fees                                               55       158
    Net gain on sales and redemptions of securities                   67         6
    Miscellaneous income                                              28        33
                                                                 -------   -------
               Total other income                                  2,629     2,665
                                                                 -------   -------
Operating expenses:
    Salaries and employee benefits                                 3,811     3,279
    Occupancy and equipment                                        1,226     1,260
    Professional services                                            374       343
    Advertising and marketing                                        340       242
    Data processing                                                  622       433
    Merger expenses                                                  637         -
    Other general and administrative                                 772       849
                                                                 -------   -------
               Total operating expenses                            7,782     6,406
                                                                 -------   -------

Income before income taxes                                         1,939     2,778

Income tax provision                                                 955     1,076
                                                                 -------   -------

               Net income                                        $   984   $ 1,702
                                                                 =======   =======

See accompanying notes to consolidated financial statements.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                                Accumulated
                                                                       Additional                  Other         Total
                                                            Common      Paid-in     Retained   Comprehensive  Stockholders'
                                                             Stock      Capital     Earnings       Income        Equity
                                                          ----------   ----------   --------   -------------  -------------
                                                                       (In Thousands, Except Per Share Data)
Balance at December 31, 2002                              $    1,420   $   11,575   $  2,848     $    218     $      16,061
                                                                                                              -------------
Comprehensive income:
    Net income                                                     -            -      1,702            -             1,702
    Change in net unrealized gain/loss on securities
        available for sale, net of reclassification
        adjustment and tax effects                                 -            -          -         (151)             (151)
                                                                                                              -------------
          Total comprehensive income                                                                                  1,551
                                                                                                              -------------
Cash dividends declared ($.15 per share)                           -            -       (213)           -              (213)
                                                          ----------   ----------   --------     --------     -------------

Balance at December 31, 2003                                   1,420       11,575      4,337           67            17,399
                                                                                                              -------------
Comprehensive income:
    Net income                                                     -            -        984            -               984
    Change in net unrealized gain/loss on securities
        available for sale, net of reclassification
        adjustment and tax effects                                 -            -          -          (21)              (21)
                                                                                                              -------------
          Total comprehensive income                                                                                    963
                                                                                                              -------------
Cash dividends declared ($.42 per share)                           -            -       (597)           -              (597)
                                                          ----------   ----------   --------     --------     -------------

Balance at December 31, 2004                              $    1,420   $   11,575   $  4,724     $     46     $      17,765
                                                          ==========   ==========   ========     ========     =============

See accompanying notes to consolidated financial statements.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                           2004        2003
                                                                         --------    --------
                                                                            (In Thousands)
Cash flows from operating activities:
    Net income                                                           $    984    $  1,702
    Adjustments to reconcile net income to net
        cash provided by operating activities:
            Provision for loan losses                                         120         120
            Net gain on sales and redemptions of securities                   (67)         (6)
            Depreciation and amortization                                     388         429
            Deferred tax provision                                             12           6
            Net increase in accrued interest receivable                       (62)        (37)
            Other, net                                                       (108)       (961)
                                                                         --------    --------
                  Net cash provided by operating activities                 1,267       1,253
                                                                         --------    --------
Cash flows from investing activities:
    Activity in securities available for sale:
        Maturities and redemptions                                          3,775      10,831
        Sales                                                                 722           -
        Purchases                                                          (2,583)          -
    Activity in securities held to maturity:
        Maturities and redemptions                                          6,883      12,114
        Purchases                                                         (15,546)    (23,077)
    Loan originations, net of principal payments                          (22,739)    (17,045)
    Purchase of loans                                                     (14,002)          -
    Purchase of banking premises and equipment                               (111)       (235)
    Purchase of Federal Home Loan Bank stock                                 (620)          -
                                                                         --------    --------
                  Net cash used by investing activities                   (44,221)    (17,412)
                                                                         --------    --------

                                   (continued)

See accompanying notes to consolidated financial statements.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONCLUDED)

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                       2004               2003
                                                                                     --------           --------
                                                                                            (In Thousands)
Cash flows from financing activities:
    Net increase in deposits                                                           32,882              5,522
    Activity in Federal Home Loan Bank advances:
           Net increase in advances with maturities
               within three months                                                      3,798              1,202
           Proceeds from issuance of advances with maturities
               greater than three months                                               15,000              3,000
           Repayments of advances with maturities greater than
               three months                                                            (3,728)            (3,258)
    Net change in mortgagors' escrow accounts                                              83                 27
    Cash dividends paid on common stock                                                  (597)              (213)
                                                                                     --------           --------
             Net cash provided by financing activities                                 47,438              6,280
                                                                                     --------           --------

Net change in cash and cash equivalents                                                 4,484             (9,879)

Cash and cash equivalents at beginning of year                                         34,874             44,753
                                                                                     --------           --------

Cash and cash equivalents at end of year                                             $ 39,358           $ 34,874
                                                                                     ========           ========

Supplemental cash flow information:
    Interest paid on deposits                                                        $  3,228           $  3,015
    Interest paid on borrowed funds                                                       537                439
    Net income tax payments                                                               846              1,139

See accompanying notes to consolidated financial statements.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION AND CONSOLIDATION

      The consolidated financial statements include the accounts of Chart Bank, A Cooperative Bank (the "Bank") and its wholly-owned subsidiaries, Creative Strategic Solutions, Inc. ("CSSI"), which provides electronic commerce, electronic funds transfer, automated teller machine services and related consulting services, and Weston Street Securities Corporation, which buys, sells and holds securities. All significant intercompany balances and transactions have been eliminated in consolidation.

      BUSINESS

      The Bank is a full service community bank that provides financial services, through its three offices in Waltham and Newton, including a complete line of personal and consumer accounts as well as an extensive line of commercial loan services to accounts in eastern Massachusetts. In addition, the Bank, through its subsidiary CSSI, provides electronic commerce, electronic funds transfer, automated teller machine services and related consulting services to the financial services industry, while offering services and specific products to third parties throughout the United States.

      USE OF ESTIMATES

      In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses.

      RECLASSIFICATIONS

      Certain amounts in the 2003 consolidated financial statements have been reclassified to conform to the 2004 presentation.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

CASH AND CASH EQUIVALENTS

Cash equivalents include amounts due from banks and short-term investments, which consist of federal funds sold and investment in the Bank Investment Liquidity Fund. The Bank is required to maintain average balances on hand or with the Federal Reserve Bank. At December 31, 2004 and 2003, the required reserve balance amounted to $1,193,000 and $1,160,000, respectively.

SECURITIES

Securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. All other securities are classified as available for sale and recorded at fair value, with unrealized gains and losses excluded from income and reported in other comprehensive income/loss.

Discounts and premiums are recognized in income over the term of the securities, by the interest method. Declines in the value of securities that are deemed to be other than temporary are reflected in earnings when identified. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on disposition of securities are computed by the specific identification method.

LOANS

The Bank grants mortgage and consumer loans to customers and a substantial portion of the loan portfolio is represented by mortgage loans in the Waltham and Newton areas. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and economic sectors.

Loans are reported at their outstanding principal balances, adjusted for charge-offs, the allowance for loan losses, deferred loan origination fees or costs and loan purchase premiums.

Interest is not accrued on loans, including impaired loans, ninety days or more past due, unless the loan is well-secured and in process of collection. Past due status is based on contractual terms of the loan. Interest income previously accrued on such loans is reversed against current period income. In addition, interest collected is applied to principal when management is uncertain as to the collectibility of the principal balance. Net deferred loan costs/fees and purchase premiums are amortized over the life of the related loan on the interest method.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

LOANS (CONCLUDED)

Loans are considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Impairment is measured on a loan by loan basis by the fair value of the collateral.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to operations. Loan losses, including loan losses on impaired loans, are charged against the allowance when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of known and inherent risks in the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated, general and unallocated components. The allocated component relates to loans that are classified as either substandard or loss. For such loans that are also classified as impaired, an allowance is established when the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating losses in the portfolio.

BANKING PREMISES AND EQUIPMENT

Land is carried at cost. Building, leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization, computed principally on the straight-line method over the estimated useful lives of the assets or the anticipated term of the lease, if shorter.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

INCOME TAXES

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted accordingly through the provision for income taxes.

TRANSFERS OF FINANCIAL ASSETS

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

ADVERTISING AND MARKETING COSTS

Advertising and marketing costs are expensed as incurred.

STOCK COMPENSATION PLAN

In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," the Bank has elected to measure compensation cost for its stock option plan using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Bank's stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The pro forma impact of accounting for stock options granted in accordance with SFAS No. 123 was not material. (See Recent Accounting Pronouncements.)

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

COMPREHENSIVE INCOME

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, are reported as a separate component of the stockholders' equity section of the consolidated balance sheet, such items, along with net income, are components of comprehensive income. The components of other comprehensive income/loss and related tax effects are as follows:

                                                                                Before-Tax        Tax            Net-of-Tax
                                                                                  Amount        Effects            Amount
                                                                                ----------      -------          ----------
                                                                                            (In Thousands)
YEAR ENDED DECEMBER 31, 2004
Unrealized holding losses on securities available for sale                        $   32         $ (13)            $   19
Reclassification adjustment for gains realized in income                             (67)           27                (40)
                                                                                  ------         -----             ------

Other comprehensive loss                                                          $  (35)        $  14             $  (21)
                                                                                  ======         =====             ======

YEAR ENDED DECEMBER 31, 2003
Unrealized holding losses on securities available for sale                        $ (246)        $  99             $ (147)
Reclassification adjustment for gains realized in income                              (6)            2                 (4)
                                                                                  ------         -----             ------

Other comprehensive loss                                                          $ (252)        $ 101             $ (151)
                                                                                  ======         =====             ======

RECENT ACCOUNTING PRONOUNCEMENTS

On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment," which is an Amendment of SFAS Nos. 123 and
95. SFAS No. 123R changes, among other things, the manner in which share-based compensation, such as stock options, will be accounted for by both public and non-public companies. SFAS No. 123R allows nonpublic entities, such as the Bank, to elect to measure compensation cost of awards of equity share options and similar instruments at intrinsic value through the date of settlement and therefore, is not expected to have a material impact on the Bank's consolidated financial statements.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONCLUDED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONCLUDED)

      On September 30, 2004, the FASB issued FASB Staff Position ("FSP") Emerging Issues Task Force ("EITF") Issue No. 03-1-1 delaying the effective date of paragraphs 10-20 of EITF 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments", which provides guidance for determining the meaning of "other-than-temporarily impaired" and its application to certain debt and equity securities within the scope of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and investments accounted for under the cost method. The guidance requires that investments which have declined in value due to credit concerns or solely due to changes in interest rates must be recorded as other-than-temporarily impaired unless the Bank can assert and demonstrate its intention to hold the security for a period of time sufficient to allow for a recovery of fair value up to or beyond the cost of the investment which might mean maturity. The delay of the effective date of EITF 03-1 will be superceded concurrent with the final issuance of proposed FSP Issue 03-1-a. Proposed FSP Issue 03-1-a is intended to provide implementation guidance with respect to all securities analyzed for impairment under paragraphs 10-20 of EITF 03-1. Management continues to closely monitor and evaluate how the provisions of EITF 03-1 and proposed FSP Issue 03-1-a will affect the Bank.

2.    SECURITIES

      The amortized cost, gross unrealized gains and losses and fair value of securities follows. At December 31, 2003, all securities consisted of federal agency obligations.

                                                                         Gross          Gross
                                                    Amortized          Unrealized     Unrealized       Fair
                                                      Cost               Gains          Losses         Value
                                                    ---------          ----------     ----------      -------
                                                                         (In Thousands)
DECEMBER 31, 2004

Securities available for sale:
    Federal agency obligations                       $  1,507            $  12          $    -        $ 1,519
    Marketable equity securities                        1,926              100             (35)         1,991
                                                     --------            -----          ------        -------

        Total securities available for sale          $  3,433            $ 112          $  (35)       $ 3,510
                                                     ========            =====          ======        =======

Securities held to maturity:
    Federal agency obligations                       $ 32,607            $  12          $ (332)       $32,287
                                                     ========            =====          ======        =======

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

                                                                   Gross           Gross
                                                 Amortized       Unrealized      Unrealized         Fair
                                                   Cost            Gains           Losses           Value
                                                ----------       ----------      ----------        -------
                                                                       (In Thousands)
DECEMBER 31, 2003

Securities available for sale                      $ 5,292           $ 112          $    -         $ 5,404
                                                   =======           =====          ======         =======

Securities held to maturity                        $23,965           $ 113          $ (118)        $23,960
                                                   =======           =====          ======         =======

The carrying value and estimated fair value of debt securities by contractual maturity at December 31, 2004, follows. Expected maturities may differ from contractual maturities because the issuer may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                    Available for Sale                Held to Maturity
                                                ---------------------------      ---------------------------
                                                Amortized           Fair         Amortized          Fair
                                                  Cost              Value          Cost             Value
                                                ----------        ---------      ---------         --------
                                                                      (In Thousands)
Within 1 year                                      $ 1,507          $ 1,519        $ 3,001         $  2,996
Over 1 year to 2 years                                   -                -         19,095           18,889
Over 2 years to 5 years                                  -                -         10,511           10,402
                                                   -------          -------        -------         --------

                                                   $ 1,507          $ 1,519        $32,607         $ 32,287
                                                   =======          =======        =======         ========

Proceeds from the sales of securities for the year ended December 31, 2004 amounted to $722,000, which realized gross gains of $71,000 and gross losses of $4,000. There were no sales of securities in 2003.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

SECURITIES (CONCLUDED)

At December 31, 2004 and 2003, securities with a fair value of $5,010,000 and $5,775,000, respectively, were pledged to secure municipal deposits, the Bank's treasury, tax and loan account and funds advanced under the Federal Reserve borrowing agreement. (See Note 6.)

Information pertaining to securities with gross unrealized losses at December 31, 2004 and 2003, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

                                         Less Than Twelve Months        Over Twelve Months
                                         -----------------------     ------------------------
                                           Gross                       Gross
                                         Unrealized       Fair       Unrealized       Fair
                                           Losses         Value        Losses         Value
                                         ----------     --------     ----------     ---------
                                                           (In Thousands)
DECEMBER 31, 2004

Securities available for sale:
    Marketable equity securities         $       35     $    568     $        -     $       -

Securities held to maturity:
    Federal agency obligations                  150       21,425            182        10,862
                                         ----------     --------     ----------     ---------
        Total temporarily impaired
            securities                   $      185     $ 21,993     $      182     $  10,862
                                         ==========     ========     ==========     =========

DECEMBER 31, 2003

Securities held to maturity              $      118     $ 11,950     $        -     $       -
                                         ==========     ========     ==========     =========

At December 31, 2004, four marketable equity securities had unrealized losses of 6% from the Bank's cost. These unrealized losses have existed for less than twelve months and relate principally to the financial services industry. No credit issues have been identified that cause management to believe the declines are other-than-temporary.

At December 31, 2004, forty-four securities held to maturity had unrealized losses of 1% from the Bank's amortized cost. The declines in value are due principally to the effect that rising interest rates have on the value of the securities. The securities are issued by government agencies, therefore impairment is not deemed to be other-than-temporary.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

3.    LOANS

      The composition of the balance of loans at December 31, 2004 and 2003, follows:

                                          2004           2003
                                        ---------      ---------
                                             (In Thousands)
Real estate mortgage loans:
    Residential                         $  56,799      $  31,113
    Home equity lines-of-credit             7,509          6,462
    Commercial                            100,515         91,774
    Construction loans                      7,760          6,498
                                        ---------      ---------
                                          172,583        135,847
                                        ---------      ---------
Commercial loans:
    Secured                                 4,265          3,913
    Unsecured                                 748            512
                                        ---------      ---------
                                            5,013          4,425
                                        ---------      ---------
Consumer loans:
    Consumer share secured                    164            741
    Other consumer                            102            429
                                        ---------      ---------
                                              266          1,170
                                        ---------      ---------

               Total loans                177,862        141,442

Allowance for loan losses                  (1,783)        (1,657)
Net deferred loan origination costs           203            105
Loan purchase premiums                        229              -
                                        ---------      ---------

               Loans, net               $ 176,511      $ 139,890
                                        =========      =========

      An analysis of the allowance for loan losses for the years ended December 31, 2004 and 2003 follows:

                                   2004        2003
                                 -------      -------
                                    (In Thousands)
Balance at beginning of year     $ 1,657      $ 1,536
Provision for loan losses            120          120
Recoveries                            13            6
Charge-offs                           (7)          (5)
                                 -------      -------

Balance at end of year           $ 1,783      $ 1,657
                                 =======      =======

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

      LOANS (CONCLUDED)

      At December 31, 2004, impaired and non-accrual loans amounted to $119,000. For the year ended December 31, 2004, the average balance of impaired loans was $119,000 and $5,000 in interest income was recognized on impaired loans on the cash basis during the period they were impaired. At December 31, 2003, impaired and non-accrual loans amounted to $120,000. For the year ended December 31, 2003, the average balance of impaired loans was $40,000 and $1,000 in interest income was recognized on impaired loans on the cash basis during the period they were impaired.

      At December 31, 2004 and 2003, accruing loans past due greater than ninety days amounted to $136,000 and $93,000, respectively.

      Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balance of mortgage loans serviced for others was $13,208,000 and $10,553,000 at December 31, 2004 and 2003, respectively. Loans sold did not contain recourse provisions.

4.    BANKING PREMISES AND EQUIPMENT

      A summary of the cost and accumulated depreciation and amortization of banking premises and equipment follows:

                                           December 31,
                                      --------------------       Estimated
                                       2004         2003        Useful Lives
                                      -------      -------      ------------
                                          (In Thousands)
Banking premises:
    Land                              $   380      $   380
    Building and improvements           1,181        1,181      10-35 years
    Leasehold improvements                670          665       10 years
Furniture, fixtures and equipment       2,896        2,790      3-10 years
                                      -------      -------
                                        5,127        5,016
Less accumulated depreciation
    and amortization                   (3,004)      (2,616)
                                      -------      -------

                                      $ 2,123      $ 2,400
                                      =======      =======

      Depreciation and amortization expense for the years ended December 31, 2004 and 2003 amounted to $388,000 and $429,000, respectively.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

5.    DEPOSITS

      A summary of deposit balances by type follows:

                                                       December 31,
                                                  ---------------------
                                                    2004         2003
                                                  --------     --------
                                                      (In Thousands)
Demand deposits                                   $ 34,349     $ 30,458
NOW accounts                                         9,883        9,601
Money market deposits                               61,077       50,977
Other savings accounts                              15,083       21,479
                                                  --------     --------
               Total non-certificate accounts      120,392      112,515
                                                  --------     --------

Term certificates less than $100                    47,538       32,013
Term certificates of $100 or more                   40,753       31,273
                                                  --------     --------
               Total certificate accounts           88,291       63,286
                                                  --------     --------

                                                  $208,683     $175,801
                                                  ========     ========

      A summary of term certificates by maturity at December 31, 2004 and 2003, follows:

                                    2004                  2003
                            --------------------   --------------------
                                        Weighted               Weighted
                                         Average               Average
                             Amount       Rate      Amount       Rate
                            -------     --------   -------     --------
                                      (Dollars in Thousands)
Within 1 year               $68,900         2.51%  $38,041         2.41%
Over 1 year to 3 years       16,476         2.96    23,302         2.63
Over 3 years to 5 years       2,915         3.36     1,943         3.46
                            -------                -------

                            $88,291         2.64%  $63,286         2.52%
                            =======                =======

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

6.    BORROWED FUNDS

      Borrowed funds consist of advances from the Federal Home Loan Bank of Boston ("FHLB"). Short-term advances mature within one year and have a weighted average interest rate of 2.34% and 1.24% at December 31, 2004 and 2003, respectively. Long-term advances at December 31, 2004 and 2003 are as follows:

                                           2004                 2003
                                   -------------------   -------------------
                                              Weighted              Weighted
                                              Average               Average
                                     Amount     Rate      Amount      Rate
                                   ---------  --------   --------   --------
                                              (Dollars in Thousands)
Fixed-rate advances maturing:

             2004                  $       -         -%  $  5,500       3.91%
             2006                      2,000      2.82      2,000       2.82
             2008                      3,000      3.79      3,000       3.79

Amortizing advance, due
  September 30, 2004, requiring
  monthly principal and
  interest of $23,500                      -         -        228       6.38
                                   ---------             --------

                                   $   5,000      2.53%  $ 10,728       3.73%
                                   =========             ========

      At December 31, 2004 and 2003, the Bank's unadvanced Ideal Way line of credit available from the FHLB amounted $2,389,000 and $187,000, respectively, at an interest rate that adjusts daily. All FHLB borrowings are secured primarily by a blanket lien on the Bank's unencumbered residential real estate loan portfolio and at December 31, 2004 and 2003, $34,409,000 and $27,793,000, respectively, in commercial real estate loans in accordance with the FHLB's products policy.

      The Bank also maintains a borrowing agreement with the Federal Reserve Bank of Boston at an interest rate that adjusts daily. Advances are limited to the amount of collateral pledged. At December 31, 2004 and 2003, certain federal agency obligations are pledged as collateral under this agreement and no advances are outstanding.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

7.    INCOME TAXES

      The allocation of income taxes between current and deferred portions is as follows:

                          Years Ended December 31,
                          ------------------------
                           2004              2003
                          ------            ------
                              (In Thousands)
Current tax provision:
    Federal               $  771            $  872
    State                    172               198
                          ------            ------
                             943             1,070
                          ------            ------
Deferred tax provision:
    Federal                    9                 5
    State                      3                 1
                          ------            ------
                              12                 6
                          ------            ------

                          $  955            $1,076
                          ======            ======

      The reasons for the differences between the statutory federal income tax rate and the effective tax rates for the years ended December 31, 2004 and 2003 are summarized as follows:

                                              2004       2003
                                              ----       ----
Statutory rate                                34.0%      34.0%
Increase resulting from:
    State taxes, net of federal tax benefit    5.9        4.7
    Merger expenses                            8.7          -
    Other, net                                 0.7          -
                                              ----       ----

Effective tax rates                           49.3%      38.7%
                                              ====       ====

      The components of the net deferred tax asset are as follows:

                             December 31,
                          -----------------
                           2004       2003
                          ------     ------
                           (In Thousands)
Deferred tax asset:
    Federal               $  542     $  504
    State                    187        174
                          ------     ------
                             729        678
                          ------     ------
Deferred tax liability:
    Federal                 (280)      (247)
    State                    (95)       (79)
                          ------     ------
                            (375)      (326)
                          ------     ------

Net deferred tax asset    $  354     $  352
                          ======     ======

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

      INCOME TAXES (CONCLUDED)

      The tax effects of each item that gives rise to deferred taxes are as follows:

                                                            December 31,
                                                        -------------------
                                                        2004           2003
                                                        ----           ----
                                                          (In Thousands)
Cash basis of accounting                                $ (4)          $ (3)
Net unrealized gain on securities available for sale     (31)           (45)
Depreciation and amortization                            (62)           (32)
Deferred income                                          (72)           (43)
Allowance for loan losses                                523            474
Other                                                      -              1
                                                        ----           ----

Net deferred tax asset                                  $354           $352
                                                        ====           ====

      A summary of the change in the net deferred tax asset is as follows:

                                                        Years Ended December 31,
                                                        ------------------------
                                                        2004                2003
                                                        ----                ----
                                                             (In Thousands)
Balance at beginning of year                            $352                $257
Deferred tax provision                                   (12)                 (6)
Change in deferred tax effect of net unrealized
    gain/loss on securities available for sale            14                 101
                                                        ----                ----

Balance at end of year                                  $354                $352
                                                        ====                ====

      There was no valuation reserve required years ended December 31, 2004 and 2003.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

8.    EMPLOYEE BENEFIT PLAN

      The Bank has a 401(k) Plan whereby each employee reaching the age of 21 and having completed six months of service automatically becomes a participant in the Plan. Employees may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. The Bank may make discretionary matching contributions each Plan year proportionate to the employee's contribution up to 4% of the employee's compensation. The Bank's contributions vest 20% per year of service and are fully vested after five years. For the years ended December 31, 2004 and 2003, expense attributable to the Plan amounted to $84,000 and $78,000, respectively.

9.    MINIMUM REGULATORY CAPITAL REQUIREMENTS

      The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes December 31, 2004 and 2003, that the Bank met all capital adequacy requirements to which it is subject.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

      MINIMUM REGULATORY CAPITAL REQUIREMENTS (CONCLUDED)

      As of December 31, 2004, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios as of December 31, 2004 and 2003 are also presented in the table.

                                                                         Minimum
                                                                        To Be Well
                                                       Minimum       Capitalized Under
                                                       Capital       Prompt Corrective
                                      Actual        Requirements     Action Provisions
                                ---------------   ----------------   ------------------
                                 Amount   Ratio    Amount    Ratio    Amount      Ratio
                                --------  -----   --------   -----   --------     -----
                                                 (Dollars in Thousands)
DECEMBER 31, 2004
Total capital
    (to risk weighted assets)   $ 19,531   11.9%  $ 13,128    8.0%   $ 16,410      10.0%
Tier 1 capital
    (to risk weighted assets)     17,719   10.8      6,564    4.0       9,846       6.0
Tier 1 capital
    (to average assets)           17,719    6.9     10,278    4.0      12,848       5.0

DECEMBER 31, 2003
Total capital
    (to risk weighted assets)   $ 18,989   12.4%  $ 12,274    8.0%   $ 15,343      10.0%
Tier 1 capital
    (to risk weighted assets)     17,332   11.3      6,137    4.0       9,206       6.0
Tier 1 capital
    (to average assets)           17,332    8.4      8,279    4.0      10,349       5.0

10.   STOCK OPTION PLAN

      During 1996 and amended in 2000, the Bank adopted a stock option plan for the benefit of employees of the Bank covering 142,000 shares of common stock, all of which were granted by the end of 2000. At December 31, 2004 and 2003, there were 137,000 options outstanding. The exercise period for all options is ten years and the exercise price is $10 per share, adjusted for stock splits and dividends in stock. The options vest over periods up to five years from the date of grant. At December 31, 2004 and 2003, 128,600 and 120,200 options, respectively, were exercisable. At December 31, 2004, the weighted average remaining contractual life of outstanding options was 3.6 years. (See Note 13.)

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

11.   COMMITMENTS AND CONTINGENCIES

      GENERAL

      In the ordinary course of business, various legal claims arise from time to time and, in the opinion of management, these claims will have no material effect on the Bank's consolidated financial statements.

      EMPLOYMENT AND CONSULTING AGREEMENTS

      The Bank has entered into an employment and consulting agreement with the former Chief Executive Officer of the Bank and an employment agreement with the current Chief Executive Officer for periods of not less than three years. The agreements generally provide for a specified minimum annual salary, which may be increased at the discretion of the Bank's Board of Directors, and continuation of benefits currently received. The agreements provide for certain lump sum severance payments within a one-year period following a "change in control," as defined in the agreements. (See Note 13.)

      In addition, in 2004 the Bank entered into a termination agreement with another executive of the Bank, whereby the executive will continue to receive base salary and benefits for eighteen months following a change in control or terminating event, as defined in the agreement.

      LOAN COMMITMENTS

      The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and advance funds on home equity and commercial lines-of-credit and construction loans and standby letters-of-credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The Bank's exposure to credit loss is represented by the contractual amount or unpaid principal balance of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

      The contract amount of financial instruments which represent credit risk are as follows:

                                                     December 31,
                                                  ------------------
                                                    2004      2003
                                                  --------  --------
                                                    (In Thousands)
Commitments to grant loans                        $ 11,668  $ 12,176
Unadvanced funds on home equity lines-of-credit      6,224     4,988
Unadvanced funds on commercial  lines-of-credit     12,436     7,714
Unadvanced funds on construction loans               4,282     2,749
Standby letters-of-credit                              610       542

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

      COMMITMENTS AND CONTINGENCIES (CONCLUDED)

      LOAN COMMITMENTS (CONCLUDED)

      Commitments to grant loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for home equity and commercial lines-of-credit may expire without being drawn upon, therefore, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis and these financial instruments are generally collateralized by real estate or other assets.

      Standby letters-of-credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters-of-credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued are reviewable annually. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers. The Bank collateralizes those commitments for which collateral is deemed necessary.

      LEASE COMMITMENTS

      Pursuant to the terms of lease agreements in effect at the dates noted, pertaining to banking premises, future minimum rent commitments are as follows:

Year Ending
December 31,        Amount
------------   --------------
               (In Thousands)
   2005            $ 186
   2006              138
   2007              138
   2008               34
                   -----

                   $ 496
                   =====

      In addition to the minimum rental payments, the leases contain renewal options for up to forty years. The cost of such options is not included above. Rent expense for the years ended December 31, 2004 and 2003 amounted to $318,000 and $320,000, respectively.

      The Bank leases an office from a director of the Bank. At December 31, 2004 and 2003, future minimum rent commitments, included in the table above, total $447,000 and $584,000, respectively, through 2008. The lease contains renewal options for four additional ten year periods. Rent expense under this lease for both years ended December 31, 2004 and 2003 amounted to $139,000.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

12.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

      The following methods and assumptions were used by the Bank in estimating fair value disclosures for financial instruments:

            Cash and cash equivalents: The carrying amounts of cash, due from banks and short-term investments approximate fair values.

            Securities: Fair values are based on quoted market prices.

            FHLB stock: The carrying value of FHLB stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank of Boston.

            Loans: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms, adjusted for credit risk.

            Accrued interest: The carrying amounts of accrued interest approximate fair values.

            Deposits: The fair values for non-certificate accounts are, by definition, equal to the amount payable on demand at the reporting date which is the carrying amount. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

            FHLB advances: The fair value of FHLB advances is estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

      FAIR VALUE OF FINANCIAL INSTRUMENTS (CONCLUDED)

            Off-balance-sheet instruments: Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The estimated fair values of off-balance-sheet instruments are immaterial.

      The estimated fair values, and related carrying amounts, of the Bank's financial instruments are as follows:

                                                  December 31,
                                    --------------------------------------
                                           2004                2003
                                    ------------------  ------------------
                                    Carrying    Fair    Carrying   Fair
                                     Amount     Value    Amount    Value
                                    --------  --------  --------  --------
                                                (In Thousands)
Financial assets:
    Cash and cash equivalents       $ 39,358  $ 39,358  $ 34,874  $ 34,874
    Securities available for sale      3,510     3,510     5,404     5,404
    Securities held to maturity       32,607    32,287    23,965    23,960
    FHLB stock                         1,680     1,680     1,060     1,060
    Loans, net                       176,511   175,988   139,890   144,079
    Accrued interest receivable          878       878       816       816

Financial liabilities:
    Deposits                         208,683   208,842   175,801   176,409
    FHLB advances                     31,000    30,891    15,930    15,941

13.   MERGER AGREEMENT

      On September 1, 2004, the Bank signed an Agreement and Plan of Merger with Benjamin Franklin Bancorp, MHC ("Benjamin Franklin Bancorp"), a Massachusetts-chartered mutual holding company, and Benjamin Franklin Savings Bank ("Benjamin Franklin Bank"), a Massachusetts-chartered savings bank and wholly-owned subsidiary of Benjamin Franklin Bancorp. Benjamin Franklin Bancorp and Benjamin Franklin Bank are located in Franklin, Massachusetts. Benjamin Franklin Bancorp will convert from mutual to stock form pursuant to a plan of conversion. The Bank will merge with Benjamin Franklin Bank, with Benjamin Franklin Bank as the surviving bank.

      Each share of the Bank's common stock issued and outstanding immediately prior to the merger shall be converted into, and shall be cancelled in exchange for, the right to receive 3.075 shares of Benjamin Franklin Bancorp common stock or a cash amount equal to $30.75 per share of the Bank's common stock. The per share stock consideration assumes a $10 per share price for Benjamin Franklin Bancorp's common stock to be sold in the mutual-to-stock conversion.

                 CHART BANK, A COOPERATIVE BANK AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)

      MERGER AGREEMENT (CONCLUDED)

      In addition, each option to purchase Chart Bank stock outstanding at the effective date of the merger becomes fully vested and may be exercised. If the options are not exercised, they shall be terminated and each grantee thereof shall be entitled to receive an amount of cash equal to the excess of the $30.75 per share cash consideration over the option exercise price of $10.00.

      The Bank's employment agreements with the former and current Chief Executive Officer will terminate upon completion of the merger. The merger is subject to completion of Benjamin Franklin Bank's stock conversion, approval by Chart Bank's stockholders and satisfaction of certain closing conditions. Merger expenses incurred through December 31, 2004 amounted to $637,000.

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